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                                                                 EXHIBIT 10.1.4

                             HERITAGE OPERATING L.P.

                      FOURTH AMENDMENT TO CREDIT AGREEMENT


         This Fourth Amendment to Credit Agreement, dated as of November 18, 1997, is among Heritage Operating, L.P., a Delaware limited partnership (the "Company"), the Banks party hereto, BankBoston, N.A. (formerly known as The First National Bank of Boston), as administrative agent (the "Administrative Agent") for itself and the other Banks, and Bank of Oklahoma, National Association, as documentation agent (the "Documentation Agent") for itself and the other Banks. The parties agree as follows:

1.       Reference to Credit Agreement: Background.

               1.1. Reference to Credit Agreement: Definitions. Reference is made to the Credit Agreement dated as of June 25, 1996, as amended by the First Amendment to Credit Agreement dated as of July 25, 1996, the Second amendment to Credit Agreement dated as of February 28, 1997 and the Third Amendment to Credit Agreement dated as of September 30, 1997 (as so amended, the "Credit Agreement"), among the Company, the Banks from time to time party thereto, the Administrative Agent and the Documentation Agent. The Credit Agreement, as amended by the Amendments set forth in Section 2 hereof (the "Amendment"), is referred to as the "Amended Credit Agreement." Terms defined in the Amended Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

               1.2. Background. The Company has requested that the Banks establish a stock acquisition line of credit in favor of Heritage Holding, Inc. ("HHI") to enable the Company to acquire entities through purchases of capital stock. The Company also has advised the Banks that it desires to establish a $100,000,000 medium term note program. The Company has requested that the Banks consent to a number of amendments of the Credit Agreement, as set forth in
Section 2 hereof, relating to the proposed acquisition credit of HHI and the Proposed medium-term note program.

2. Amendments to Credit Agreement. Subject to all of the terms and conditions hereof and in reliance upon the representations and warranties set forth or incorporated by reference in Section 3 hereof, the Credit Agreement is amended as follows, effective as of November 18, 1997 (the "Amendment Closing Date").

               2.1. Section 1.1 of the Credit Agreement is amended by amending the definition of the term "Additional Parity Debt" to read in its entirety as follows:

                  "Additional Parity Debt" means Indebtedness of the Borrower that both (a) is permitted under Section 7B.2(xiv) hereof or is incurred with the consent of the Requisite Percentage of the Banks and (b) constitutes "Additional Parity Debt" as defined in the Note Purchase Agreement and the Intercreditor Agreement.

               2.2. Section 1.1 of the Credit Agreement is further amended by amending the definition of the term "HHI Acquisition Notes" to read in its entirety as follows:

                  "HHI Acquisition Notes" shall mean those certain promissory notes from Heritage payable to the order of the Banks as more particularly described and defined in the Letter Agreement among Heritage, the Banks and the Agents dated November 13, 1997, and any credit agreement among Heritage, the Banks and the Agents as contemplated by clause (ii) of such Letter Agreement.

               2.3. Section 7B.2 of the Credit Agreement is amended by amending clause (xiv) thereof to read in its entirety as follows:

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                  (xiv) the Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness not exceeding $100,000,000 in aggregate principal amount at any time outstanding, in addition to that otherwise permitted by the other clauses of this Section 7B.2, if (1) the stated maturity of such Indebtedness (including all scheduled amortizations of principal thereof) shall not be earlier than the last Final Maturity Dated in effect on the date of incurrence of such Indebtedness and (2) on the dated the Borrower or any of its Subsidiaries becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the substantially concurrent repayment of any other Indebtedness (a) the ratio of Consolidated EBITDA to Consolidated Debt Service is equal to or greater than 2.50 to 1.0 and (b) the ratio of Consolidated EBITDA to Consolidated Pro Forma Maximum Debt Service is equal to or greater than 1.25 to
               1.0 and (c) no Default, Event of Default or Noncompliance Event shall exist.

3. Representations and Warranties. In order to induce the Banks to enter into this Amendment, the Company represents and warrants to each of the Banks that:

               3.1. No Legal Obstacle to Agreements. Neither the execution and delivery of this Amendment or any other Loan Document, nor the making of any borrowing under the Amended Credit Agreement, nor the guaranteeing of the Credit Obligations, nor the securing of the Credit Obligations with the Collateral, nor the consummation of any transaction referred to in or contemplated by this Amendment, the Amended Credit Agreement or any other Loan Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease contemplated by this Amendment, the Amended Credit Agreement or any other Loan Document, has constituted or resulted in or will constitute or result in:

                  (a) any breach or termination of the provisions of any
               agreement, instrument, deed or lease to which the Company is a party or by which it is bound, or of the Partnership Agreement of the Company;

                  (b) the violation of any law, statue, judgment, decree or
               governmental order, rule or regulation applicable to the Company;

                  (c) the creation under any agreement, instrument, deed or
               lease of any Lien (other than Liens on the Collateral which secure the Credit Obligations and Liens permitted by Section 7B.3 of the Amended Credit Agreement) upon any of the assets of the Company; or

                  (d) any redemption, retirement or other repurchase obligation of the Company under the Partnership Agreement or other agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company in connection with the execution and delivery of this Amendment, the performance of this Amendment, the Amended Credit Agreement or any other Credit Document, the transactions contemplated hereby or thereby, the making of any borrowing under the Amended Credit Agreement, the guaranteeing of the Credit Obligations or the securing of the Credit Obligations with the Collateral.

               3.2. Defaults. Immediately after giving effect to this Amendment, no Default shall exist.

               3.3 Incorporation of Representations and Warranties of Company. Immediately after giving effect to this Amendment, the representations and warranties set forth in Article VIII of the Amended Credit Agreement will be true and correct as if originally made on and as of the Amendment Closing Date (except to the extent of any representation or warranty which refers to a specific earlier date).

4. Conditions. The effectiveness of each of the amendments set forth in Section 2 hereof shall be subject to the satisfaction of the following conditions:

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               4.1. Representations. The representations and warranties
contained in Section 3 hereof shall be true and correct on and as of the Amendment Closing Date with the same force and effect as though originally made on and as of the Amendment Closing Date; immediately after giving effect to such amendments, no Default shall exist; and no Material Adverse Change shall have occurred since August 31, 1996.

               4.2. Proper Proceedings. All proper proceedings shall have been taken by the Company to authorize this Amendment, the Amended Credit Agreement and the transactions contemplated hereby and thereby. On or before the Amendment Closing Date, the Agents shall have received copies of all documents, including legal opinions of counsel and records of corporate proceedings which the Agents may have requested in connection therewith, such documents, where appropriate, to be certified by proper corporate or governmental authorities.

               4.3. Execution and Delivery. Each of the Company and the Banks shall have executed and delivered this Amendment.

5. Further Assurances. The Company will, promptly upon the request of the Agent from time to time, execute, acknowledge and deliver, and file and record, all such instruments and notices, and take all such action, as the Agents deem necessary or advisable to carry out the intent and purposes of this Amendment and the Amended Credit Agreement.

6. General. The Amended Credit Agreement and all of the other Loan Documents are each confirmed as being in full force and effect. This Amendment, the Amended Credit Agreement and the other Loan Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. The invalidity or unenforceability of any provision hereof shall not affect the validity and enforceability of any other term or provision hereof. The headings in this Amendment are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. Each of this Amendment and the Amended Credit Agreement is a Loan Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Note. This Amendment shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of the State of Oklahoma.

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         Each of the undersigned has caused this Amendment to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                          HERITAGE OPERATING, L.P.,
                                             a Delaware limited partnership

                                          By:   Heritage Holdings, Inc.,
                                           a Delaware corporation, general
                                           partner

                                          By /s/ H. Michael Krimbill
                                             --------------------------------
                                             H. Michael Krimbill, Vice
                                             President and Chief Financial
                                             Officer

                                          BANKBOSTON, N.A., individually and as
                                          Administrative Agent for the Lenders

                                          By /s/ Timothy J. Norton
                                             --------------------------------
                                             Authorized Officer

                                          BANK OF OKLAHOMA, NATIONAL
                                          ASSOCIATION, individually and as
                                          Documentation Agent

                                          By /s/ Denise L. Matlby
                                             --------------------------------
                                             Authorized Officer

                                          MERCANTILE BANK NATIONAL
                                           ASSOCIATION

                                          By /s/ John Holland
                                             --------------------------------
                                             Authorized Officer


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